Letter to Shareholders Q3 2021

Q3 2021 LETTER TO SHAREHOLDERS

Highlights

Q3 Financial & Operational Results

- Had another strong quarter, representing **5 quarters** of sequential QoQ growth as a public company
- Sold **6,487** ecommerce vehicles, up 120% YoY
- Grew revenue to **$180M**, up 200% YoY
- Achieved a GPU of **$1,997** and an adjusted GPU[1] of **$2,021**
- Sourced **95%** of our ecommerce units from customers and partners
- Saw continued growth from our **brand awareness** campaign
- Launched an acquisition market in **Houston**


TOTAL REVENUE
$ IN MILLIONS
200%
YoY Growth
$46
$27
$30
$32
$60
$73
$106
$155
$180
$180-$188
guidance
3Q19
4Q19
1Q20
2Q20
3Q20
4Q20
1Q21
2Q21
3Q21
4Q21E


ECOMMERCE UNITS SOLD
120%
YoY Growth
2,181
1,416
1,421
1,822
2,946
3,308
4,452
5,871
6,487
3Q19
4Q19
1Q20
2Q20
3Q20
4Q20
1Q21
2Q21
3Q21

Q4 & FY 2021 Guidance[2]

Q4 Revenue: $180M - $188M	**Q4 Adjusted GPU:** $1,600 - 1,700	**Q4 Adjusted EBITDA:** ($40M) - ($44M)
FY Revenue / Ecommerce Units: $621M - $629M / 23,000 - 24,000 units	**FY Adjusted GPU:** >$2,000	**FY Adjusted EBITDA Margin:** ~(22%)

1. Adjusted Gross Profit, Adjusted Gross Profit per Unit, Adjusted EBITDA, and Adjusted EBITDA Margin are non-GAAP financial measures. Please see the discussion in the section "Explanation of Non-GAAP Measures" and the reconciliations included at the end of this shareholder letter.
2. Specific quantifications of the amounts that would be required to reconcile these items are not available. The company believes that because of the forward looking nature of the adjusted EBITDA and adjusted gross profit guidance, there is uncertainty and unpredictability with respect to certain of its GAAP measures, primarily related to adjustments for the valuation of financial instruments that may be required to reconcile to GAAP net loss and GAAP gross profit, which preclude the company from providing accurate guidance on certain forward-looking GAAP to non-GAAP reconciliations. The company believes that providing estimates of the amounts that would be required to reconcile the range of the company's adjusted EBITDA and adjusted gross profit would imply a degree of precision that would be confusing or misleading to investors for the reasons identified above.

SHIFT 2

Q3 2021 LETTER TO SHAREHOLDERS 3 Dear Shareholders, Drive our back-end offerings and improve unit economics Build lasting brand awareness through our marketing strategy Deepen penetration in existing markets and expand into new markets — Strategic Priorities — 1. Adjusted Gross Profit, Adjusted Gross Profit per Unit, and Adjusted EBITDA are non-GAAP financial measures. Please see the discussion in the section “Explanation of Non-GAAP Measures” and the reconciliations included at the end of this shareholder letter. The third quarter was another great quarter for Shift. Once again, our team performed exceptionally well across all components of our business. We continue to aggressively take market share, all while continuing to improve operating leverage toward our long-term model. We’d like to highlight a few outstanding metrics from this quarter: ● Revenue of $180 million, representing 3x year-over-year growth ● 6,487 ecommerce units sold, representing 10% sequential growth over Q2 ● GPU of $1,997 and Adjusted GPU1 of $2,021 ● Adjusted EBITDA1 margin of (18.5%), improved from (32.4%) in the prior year period For each of these metrics, we exceeded the guidance provided on our second quarter earnings call in August. We are happy to once again be raising our full-year guidance, which can be found in the financial outlook section of the letter. Throughout Q3 we continued to observe complex dynamics in the consumer automotive industry, the first being a volatile pricing environment, and the second being high competition for used car inventory. However, our focus on operational execution is allowing our team to effectively navigate through the unique and challenging market conditions.

Q3 2021 LETTER TO SHAREHOLDERS Q3 Strategic Priorities 4

Q3 2021 LETTER TO SHAREHOLDERS Our core markets along the West Coast once again provided the foundation for our growth in the quarter, and we continue to see further opportunity for growth within those markets. We are also very encouraged by what we are seeing in our newer markets. The Texas markets, as well as our acquisition market in Las Vegas, have continued their momentum in their initial months and will be valuable contributors as we head into 2022. Last month, we launched an acquisition market in Houston, further expanding our presence in the state of Texas, and we expect to have that fully operational as a two-sided market in the near-term. Deepen penetration in existing markets and expand into new markets 60 mi. market radius 60 mi. acquisition radius Hubs San Francisco, Los Angeles, San Diego, Sacramento, Portland, Seattle, Austin & San Antonio, Dallas & Fort Worth Acquisition Markets Las Vegas, Houston States where we’ve delivered vehicles 5

Q3 2021 LETTER TO SHAREHOLDERS

Build lasting brand awareness through our marketing strategy

Underpinning the strong momentum we are seeing is the effectiveness of our brand campaign. Our Customer Acquisition Cost[1] (CAC) continued to decline sequentially as we see efficiency from these investments. The results we are seeing from the strategy continue to be encouraging, and as a result we will lean into this investment.


CUSTOMER ACQUISITION COST
213%
222%
120%
$3,458
(46%)
$1,859
(12%)
$1,659
1Q21
2Q21
3Q21
ECOMMERCE UNIT GROWTH
—
Grew ecommerce unit sales 120% YoY while further diminishing CAC

Grow our back-end offerings and improve unit economics

Growing our back-end offerings, specifically the Financing & Insurance aspect of our business, continues to be a strategic focus. Over the last few quarters, we made significant investments in growing and training our sales team. Those investments are paying off, as our team delivered their highest ever quarter of Other GPU and Other Adjusted GPU[2] per unit. As Shift continues to rapidly grow, we are continuing to invest in our operations. A key initiative is to continue building our sales teams, starting with a major hiring initiative in the fourth quarter. We believe this is a key investment as we look to continue the momentum in 2022.


Other GPU and Other Adjusted GPU² PER UNIT
$502
$437
$477
$369
$592
$481
$754
$667
$745
$691
$791
$743
$938
$903
$892
$864
$982
$958
3Q19
4Q19
1Q20
2Q20
3Q20
4Q20
1Q21
2Q21
3Q21
Other Adj. GPU per Unit
Other GPU per Unit

1. We define customer acquisition cost as GAAP marketing expense divided by ecommerce units sold.
2. Adjusted GPU is a non-GAAP financial measure. Please see the discussion in the section "Explanation of Non-GAAP Measures" and the reconciliations included at the end of this shareholder letter.

SHIFT
6

Q3 2021 LETTER TO SHAREHOLDERS 7 Financial Overview

Q3 2021 LETTER TO SHAREHOLDERS 1. Adjusted Gross Profit, Adjusted Gross Profit per Unit, and Adjusted EBITDA are non-GAAP financial measures. Please see the discussion in the section “Explanation of Non-GAAP Measures” and the reconciliations included at the end of this shareholder letter. Total Revenue for the third quarter grew to $179.8 million, up 200% year-over-year. Total units sold were 8,111, an increase of 100% with the ecommerce channel growing to 6,487 units, up 120%. Ecommerce average selling price (ASP) was $24,086, 46.3% higher than a year ago. The increase in ASP was primarily due to a continuingly strong price appreciation environment. Gross Profit and Adjusted Gross Profit1 for Q3 were $13.0 million and $13.1 million or 7.2% and 7.3% of sales, respectively, as compared to $3.7 million and $3.9 million or 6.2% and 6.5% of sales, respectively in the prior year period. Gross Profit per Unit and Adjusted Gross Profit1 per Unit was $1,997 and $2,021, respectively, up from $1,265 and $1,319 in the prior year period. The increase in adjusted GPU was primarily due to continued operational improvement in reconditioning and F&I, as well as contribution from the strong price appreciation environment. SG&A was $57.9 million in the third quarter vs. $24.0 million a year ago. SG&A as a percentage of revenue improved to 32.2% from 40.1% in the prior year quarter. Net Loss was $37.4 million in the third quarter as compared to $23.3 million in the prior year period. Adjusted EBITDA1 for the third quarter was $33.3 million (18.5% of revenue) vs. $19.4 million (32.4% of revenue) a year ago. Our adjusted EBITDA results are a clear demonstration that our business can see quick and significant operating leverage as we scale. Cash & Cash Equivalents: As of September 30, 2021, cash and cash equivalents totaled approximately $248 million. This represents a $9.3 million increase compared to our cash balance at the end of Q2. This increase was driven by a decrease in our inventory position, as we ended the quarter with $88.9 million in inventory, a $33.6 million decrease from Q2. Shares Outstanding: As of September 30, 2021, our outstanding share count was approximately 84.3 million shares. In October, we cancelled 3 million earn-out shares from the SPAC merger agreement that had been in escrow. The shares did not meet the share price threshold required for release from escrow during the allotted time frame. As a result, the shares were cancelled and our updated outstanding share count is now 81.3 million shares. Note that this is not a Q3 event and therefore is not reflected in our financial statements as of September 30, 2021. Financial Results 8

Q3 2021 LETTER TO SHAREHOLDERS

Financial Outlook/Guidance

Revenue

- For the fourth quarter, we expect **revenue** to be in the range of $180 million to $188 million, or an increase of 145% to 156% year-over-year.
- For 2021, we expect **revenue** to be in the range of approximately $621 million to $629 million.

Adjusted GPU[1]

- For the fourth quarter, we anticipate **Adjusted GPU[1]** will be approximately $1,600 to $1,700.
- For 2021, we expect **Adjusted GPU[1]** to be greater than $2,000.

Adjusted EBITDA[1]

- We expect **Adjusted EBITDA[1]** in the range of ($40) million to ($44) million for the fourth quarter.
- We expect to achieve an **Adjusted EBITDA[1]** margin of around (22%) for the full year.

Our outlook for Q4 and guidance raise for FY 2021 reflect the growing demand for the Shift offering and our ability to execute at a high level. In order to maintain our momentum into 2022, we will be investing heavily in our team and infrastructure to set ourselves up for success in the near-term and for years to come.

Q4 2021 Guidance

Revenue	Adj. GPU[1]	Adj. EBITDA[1]
$180 - $188M	$1,600 - $1,700	($40M) - ($44M)

FY 2021 Guidance

Revenue & Ecommerce Units	Adj. GPU[1]	Adj. EBITDA Margin[1]
$621 - $629M 23,000-24,000	>$2,000	~(22%)

1. Adjusted Gross Profit, Adjusted Gross Profit per Unit, Adjusted EBITDA, and Adjusted EBITDA Margin are non-GAAP financial measures. Specific quantifications of the amounts that would be required to reconcile these items are not available. The company believes that because of the forward looking nature of the adjusted EBITDA and adjusted gross profit guidance, there is uncertainty and unpredictability with respect to certain of its GAAP measures, primarily related to adjustments for the valuation of financial instruments that may be required to reconcile to GAAP net loss and GAAP gross profit, which preclude the company from providing accurate guidance on certain forward-looking GAAP to non-GAAP reconciliations. The company believes that providing estimates of the amounts that would be required to reconcile the range of the company's adjusted EBITDA and adjusted gross profit would imply a degree of precision that would be confusing or misleading to investors for the reasons identified above.

SHIFT

9

Q3 2021 LETTER TO SHAREHOLDERS 10 We see an opportunity to lean into growth in 2021, setting the foundation for long-term success. We will continue to set our eyes on expanding our scale, increasing our GPU and gaining operating leverage. We are building Shift to be a leading & transformative ecommerce platform for auto sales.

Q3 2021 LETTER TO SHAREHOLDERS Closing 11 George Arison Co-founder and Co-CEO Oded Shein CFO Toby Russell Co-founder and Co-CEO Our third quarter results exceeded our expectations as we continue to capture market share, evidence of the fact that Shift’s mission and business model are resonating with consumers. There is a massive opportunity in front of us as the auto market shifts from offline to online, and we are still in the very early stages of capitalizing on this. The investments we are making today will not only pay off in the months ahead and throughout 2022, but also in the years to come. We would like to thank our team members for their hard work and their crucial role in scaling Shift’s platform. Sincerely, Conference Call Information November 11, 2021 2:00 pm PT / 5:00 pm ET (833) 614-1395 or (914) 987-7116 Shift senior management will host a conference call today to discuss the Company’s Q3'2021 financial results and fourth quarter outlook. This call is scheduled to begin at 2:00 pm PT / 5:00 pm ET and can be accessed by dialing (833) 614-1395 or (914) 987-7116. To listen to a live audio webcast, please visit Shift’s Investor Relations website at investors.shift.com. A telephonic replay of the conference call will be available until Thursday, November 18, 2021, and can be accessed by dialing (855) 859-2056 or (404) 537-3406 and entering the passcode 5778317.

Q3 2021 LETTER TO SHAREHOLDERS 12 Shift Technologies, Inc. and Subsidiaries Condensed Consolidated Balance Sheets (in thousands, except share and per share amounts) (unaudited) ` As of September 30, 2021 As of December 31, 2020 ASSETS Current assets: Cash and cash equivalents $ 247,532 $ 233,936 Accounts receivable, net of allowance for doubtful accounts of $298 and $46 12,789 8,426 Inventory 88,885 49,086 Prepaid expenses and other current assets 5,258 5,478 Total current assets 354,464 296,926 Property and equipment, net 5,972 2,123 Capitalized website and internal use software costs, net 8,495 6,542 Restricted cash, noncurrent 1,625 1,605 Deferred borrowing costs - 2,149 Other non-current assets 2,307 2,748 Total assets $ 372,863 $ 312,093 LIABILITIES & STOCKHOLDERS’ EQUITY Current liabilities: Accounts payable $ 11,696 $ 10,675 Accrued expenses and other current liabilities 39,250 22,286 Flooring line of credit 50,250 13,870 Total current liabilities 101,196 46,831 Convertible notes 144,048 - Financial instruments liability 7,639 25,230 Other non-current liabilities 3,150 2,850 Total liabilities 256,033 74,911 Stockholders’ equity: Preferred stock - - Common stock 8 8 Additional paid-in capital 503,070 511,617 Accumulated deficit (386,248) (274.443) Total stockholders’ equity 116,830 237,182 Total liabilities & stockholders’ equity $ 372,863 $ 312,093

Q3 2021 LETTER TO SHAREHOLDERS 13 Shift Technologies, Inc. and Subsidiaries Condensed Consolidated Statements of Operations and Comprehensive Loss (in thousands, except share and per share amounts) (unaudited) Three Months Ended Sept 30, Nine Months Ended Sept 30, 2021 2020 2021 2020 Revenue: Ecommerce revenue, net $ 156,248 $ 48,486 $ 374,889 $ 97,870 Other revenue 6,215 2,036 15,309 3,933 Wholesale vehicle revenue 17,337 9,392 50,455 20,504 Total revenue 179,800 59,914 440,653 122,307 Cost of sales 166,848 56,188 404,006 111,666 Gross profit 12,952 3,726 36,647 10,641 Operating expenses: Selling, general and administrative expenses 57,886 24,030 156,264 52,109 Depreciation and amortization 1,375 1,181 4,037 3,258 Total operating expenses 59,261 25,211 160,301 55,367 Loss from operations (46,309) (21,485) (123,654) (44,726) Change in fair value of financial instruments 11,967 (579) 17,591 (6,211) Interest and other expense, net (3,047) (1,256) (5,742) (3,707) Net loss and comprehensive loss attributable to common stockholders $ (37,389) $ (23,320) $ (111,805) $ (54,644) Net loss and comprehensive loss per share attributable to common stockholders, basic and diluted $ (0.48) $ (6.96) $ (1.43) $ (17.05) Weighted-average number of shares outstanding used to compute net loss per share attributable to common stockholders, basic and diluted 78,096,901 3,352,870 78,052,624 3,205,180

Q3 2021 LETTER TO SHAREHOLDERS 14 Shift Technologies, Inc. and Subsidiaries Condensed Consolidated Statements of Cash Flows (in thousands) (unaudited) Nine Months Ended September 30, 2021 2020 CASH FLOWS FROM OPERATING ACTIVITIES Net loss $ (111,805) $ (54,644) Adjustments to reconcile net loss to net cash used in operating activities: Depreciation and amortization 4,489 3,258 Stock-based compensation expense 18,944 1,455 Change in fair value of financial instruments (17,591) 6,211 Contra-revenue associated with milestones 478 478 Amortization of debt discounts 2,429 3,275 Changes in operating assets and liabilities: Accounts receivable (4,363) (6,085) Inventory (39,799) (15,287) Prepaid expenses and other current assets 255 7 Other noncurrent assets 44 (54) Accounts payable 867 7,515 Accrued expenses and other current liabilities 17,497 7,983 Other non-current liabilities 391 (52) Net cash, cash equivalents, and restricted cash used in operating activities (128,164) (45,940) CASH FLOWS FROM INVESTING ACTIVITIES Purchases of property and equipment (5,094) (407) Capitalized website and internal-use software costs (4,604) (2,857) Net cash, cash equivalents, and restricted cash used in investing activities (9,698) (3,264) CASH FLOWS FROM FINANCING ACTIVITIES Proceeds from flooring line of credit facility 227,662 67,413 Repayment of flooring line of credit facility (191,363) (63,102) Proceeds from delayed draw term loans - 12,500 Proceeds from SBA PPP Loans - 6,055 Proceeds from issuance of convertible notes 143,768 - Premiums paid for Capped Call Transactions (28,391) - Exchange of warrants for cash (497) - Proceeds from stock option exercises, including from early exercised options 366 1,740 Repurchase of shares related to early exercised options (67) (7) Net cash, cash equivalents, and restricted cash provided by financing activities 151,478 24,599 Net increase (decrease) in cash, cash equivalents and restricted cash 13,616 (24,605) Cash, cash equivalents and restricted cash, beginning of period 235,541 44,576 Cash, cash equivalents and restricted cash, end of period $ 249,157 $ 19,971

Q3 2021 LETTER TO SHAREHOLDERS

Shift Technologies, Inc. and Subsidiaries

Key Operating Metrics

(unaudited)

	Three Months Ended Sept 30,		Nine Months Ended Sept 30,	
	2021	2020	2021	2020
Units:				
Ecommerce units	6,487	2,946	16,810	6,189
Wholesale units	1,624	1,100	5,095	2,280
Total units sold	8,111	4,046	21,905	8,469
Ecommerce ASP	$ 24,086	$ 16,458	$ 22,302	$ 15,814
Wholesale ASP	$ 10,675	$ 8,538	$ 9,903	$ 8,993
Gross Profit per Unit				
Ecommerce gross profit per unit	$ 1,150	$ 545	$ 1,284	$ 730
Other gross profit per unit	958	691	911	635
Wholesale gross profit (loss) per unit	(111)	29	(14)	354
Total gross profit per unit	$ 1,997	$ 1,265	$ 2,181	$ 1,719
Average monthly unique visitors	534,681	379,604	602,529	288,194
Average days to sale	60	37	53	71
Ecommerce vehicles available for sale	3,593	1,840	3,593	1,840
# of regional hubs[1]	8	5	8	5

1. As of September 30, 2021, the Dallas and Austin-San Antonio Hubs included here were active for vehicle storage and sales but had not yet commenced vehicle reconditioning operations.

SHIFT

15

Q3 2021 LETTER TO SHAREHOLDERS

Shift Technologies, Inc. and Subsidiaries

Reconciliation of Gross Profit to Adjusted Gross Profit

(unaudited)

	Three Months Ended Sept 30,		Nine Months Ended Sept 30,	
	2021	2020	2021	2020
Total gross profit:				
GAAP total gross profit	$ 12,952	$ 3,726	$ 36,647	$ 10,641
Warrant impact adjustment(1)	159	159	478	478
Adjusted total gross profit	$ 13,111	$ 3,885	$ 37,125	$ 11,119
Ecommerce gross profit:				
GAAP ecommerce gross profit	$ 7,458	$ 1,606	$ 21,579	$ 4,518
Warrant impact adjustment(1)	—	—	—	—
Adjusted ecommerce gross profit	$ 7,458	$ 1,606	$ 21,579	$ 4,518
Other gross profit:				
GAAP other gross profit	$ 6,215	$ 2,036	$ 15,309	$ 3,933
Warrant impact adjustment(1)	159	159	478	478
Adjusted other gross profit	$ 6,374	$ 2,195	$ 15,787	$ 4,411
Wholesale gross profit:				
GAAP wholesale gross profit (loss)	$ (721)	$ 84	$ (241)	$ 2,190
Warrant impact adjustment(1)	—	—	—	—
Adjusted wholesale gross profit (loss)	$ (721)	$ 84	$ (241)	$ 2,190

1. Includes non-cash charges related to the Lithia warrants and recorded as contra-revenue on the consolidated statements of operations and comprehensive loss.

SHIFT
16

Q3 2021 LETTER TO SHAREHOLDERS

Shift Technologies, Inc. and Subsidiaries

Reconciliation of Gross Profit Per Unit to Adjusted Gross Profit Per Unit

(in thousands) (unaudited)

	Three Months Ended Sept 30,				Nine Months Ended Sept 30.			
	2021		2020		2021		2020	
	$ per ecommerce unit							
Total gross profit per unit:								
GAAP total gross profit per unit	$	1,997	$	1,265	$	2,181	$	1,719
Warrant impact adjustment per unit[1]		24		54		28		78
Adjusted total gross profit per unit	$	2,021	$	1,319	$	2,209	$	1,797
Ecommerce gross profit per unit:								
GAAP ecommerce gross profit per unit	$	1,150	$	545	$	1,284	$	730
Warrant impact adjustment per unit [1]		—		—		—		—
Adjusted ecommerce gross profit per unit	$	1,150	$	545	$	1,284	$	730
Other gross profit per unit:								
GAAP other gross profit per unit	$	958	$	691	$	911	$	635
Warrant impact adjustment per unit [1]		24		54		28		78
Adjusted other gross profit per unit	$	982	$	745	$	939	$	713
Wholesale gross profit per unit:								
GAAP wholesale gross profit (loss) per unit	$	(111)	$	29	$	(14)	$	354
Warrant impact adjustment per unit [1]		—		—		—		—
Adjusted wholesale gross profit (loss) per unit	$	(111)	$	29	$	(14)	$	354

1. Includes non-cash charges related to the Lithia warrants and recorded as contra-revenue on the consolidated statements of operations and comprehensive loss.

SHIFT

17

Q3 2021 LETTER TO SHAREHOLDERS

Shift Technologies, Inc. and Subsidiaries
Reconciliation of Net Loss to Adjusted EBITDA
(in thousands) (unaudited)

	Three Months Ended Sept 30,		Nine Months Ended Sept 30,	
	2021	2020	2021	2020
ADJUSTED EBITDA RECONCILIATION	*($ in thousands)*			
Net Loss	$ (37,389)	$ (23,320)	$ (111,805)	$ (54,644)
(+) Interest Expense, net	3,047	1,256	5,742	3,707
(+) Stock-based compensation	5,336	754	18,944	1,455
(+) Change in fair value of financial instruments	(11,967)	579	(17,591)	6,211
(+) Depreciation & amortization	1,605	1,181	4,488	3,258
(+) Warrant Impact Adjustment—Contra-Revenue(1)	159	159	478	478
(+) Sales tax and penalty accrual(2)	5,431	—	5,431	—
(+) Severance and transaction bonuses(3)	477	—	477	—
Adjusted EBITDA	$ (33,301)	$ (19,391)	$ (93,836)	$ (39,535)
EBITDA Margin (%)	*(18.5)%*	*(32.4)%*	*(21.3)%*	*(32.3)%*

1. Includes non-cash charges related to the Lithia warrants and recorded as contra-revenue on the consolidated statements of operations and comprehensive loss
2. Includes accruals for additional sales taxes and penalties resulting from miscalculation or misattribution of sales taxes in current and prior periods corrected in the current quarter. The impact of the correction was determined to be immaterial to all prior periods and expected FY21 results.
3. Includes de-SPAC transaction related bonuses paid to current and former employees.

SHIFT
18

Q3 2021 LETTER TO SHAREHOLDERS Key Operating Metrics Ecommerce Units Sold We define ecommerce units sold as the number of vehicles sold to customers in a given period, net of returns. We currently have a seven-day, 200 mile return policy. The number of ecommerce units sold is the primary driver of our revenues and, indirectly, gross profit, since ecommerce unit sales enable multiple complementary revenue streams, including all financing and protection products. We view ecommerce units sold as a key measure of our growth, as growth in this metric is an indicator of our ability to successfully scale our operations while maintaining product integrity and customer satisfaction. Wholesale Units Sold We define wholesale units sold as the number of vehicles sold through wholesale channels in a given period. While wholesale units are not the primary driver of revenue or gross profit, wholesale is a valuable channel as it allows us to be able to purchase vehicles regardless of condition, which is important for the purpose of accepting a trade-in from a customer making a vehicle purchase from us, and as an online destination for consumers to sell their cars even if not selling us a car that meets our retail standards. Ecommerce Average Sale Price We define ecommerce average sale price (“ASP”) as the average price paid by a customer for an ecommerce vehicle, calculated as ecommerce revenue divided by ecommerce units. Ecommerce average sale price helps us gauge market demand in real-time and allows us to maintain a range of inventory that most accurately reflects the overall price spectrum of used vehicle sales in the market. Wholesale Average Sale Price We define wholesale average sale price as the average price paid by a customer for a wholesale vehicle, calculated as wholesale revenue divided by wholesale units. We believe this metric provides transparency and is comparable to our peers. Average Monthly Unique Visitors We define a monthly unique visitor as an individual who has visited our website within a calendar month, based on data collected on our website. We calculate average monthly unique visitors as the sum of monthly unique visitors in a given period, divided by the number of months in that 19 period. To classify whether a visitor is “unique”, we dedupe (a technique for eliminating duplicate copies of repeating data) each visitor based on email address and phone number, if available, and if not, we use the anonymous ID which lives in each user’s internet cookies. This practice ensures that we do not double-count individuals who visit our website multiple times within a month. We view average monthly unique visitors as a key indicator of the strength of our brand, the effectiveness of our advertising and merchandising campaigns and consumer awareness. Average Days to Sale We define average days to sale as the number of days between Shift’s acquisition of a vehicle and sale of that vehicle to a customer, averaged across all ecommerce units sold in a period. We view average days to sale as a useful metric in understanding the health of our inventory. Ecommerce Vehicles Available for Sale We define ecommerce vehicles available for sale as the number of ecommerce vehicles in inventory on the last day of a given reporting period. Until we reach an optimal pooled inventory level, we view ecommerce vehicles available for sale as a key measure of our growth. Growth in ecommerce vehicles available for sale increases the selection of vehicles available to consumers, which we believe will allow us to increase the number of vehicles we sell. Moreover, growth in ecommerce vehicles available for sale is an indicator of our ability to scale our vehicle purchasing, inspection and reconditioning operations. Number of Regional Hubs We define a Hub as a physical location at which we store and recondition units bought and sold within a market. Because of our omni-channel fulfillment model with our on-demand delivery test drive offering, we are able to service super-regional areas covering approximately a 60-mile radius from a single Hub location. This is a key metric as each Hub expands our service area as our service area, reconditioning and storage capacity.

Q3 2021 LETTER TO SHAREHOLDERS 20 Explanation Of Non-GAAP Measures In addition to our GAAP results, we review certain non-GAAP financial measures to help us evaluate our business, measure our performance, identify trends affecting our business, establish budgets, measure the effectiveness of investments in our technology and sales and marketing, and assess our operational efficiencies. These non-GAAP measures include Adjusted Gross Profit, Adjusted gross profit per unit (“Adjusted GPU”), and Adjusted EBITDA, each of which is discussed below. These non-GAAP financial measures are not intended to be considered in isolation from, as substitutes for, or as superior to, the corresponding financial measures prepared in accordance with GAAP. You are encouraged to evaluate these adjustments, and review the reconciliation of these non-GAAP financial measures to their most comparable GAAP measures, and the reasons we consider them appropriate. It is important to note that the particular items we exclude from, or include in, our non-GAAP financial measures may differ from the items excluded from, or included in, similar non-GAAP financial measures used by other companies. See “Reconciliation of gross profit to Adjusted Gross Profit,” “Reconciliation of gross profit per unit to Adjusted gross profit per unit” and “Reconciliation of net loss to Adjusted EBITDA” included as part of this shareholder letter. Adjusted Gross Profit Management evaluates our business based on an adjusted gross profit calculation that removes the financial impact associated with milestones achieved under our Lithia warrant arrangement, which resulted in reductions in gross profit in our consolidated financial statements as applicable to the periods presented. This is a non-cash adjustment, and we do not expect any material future non-cash gross profit adjustments related to the Lithia warrant agreement. We examine adjusted gross profit in aggregate as well as for each of our revenue streams: ecommerce, other, and wholesale. Adjusted Gross Profit per Unit We define adjusted gross profit per unit (“Adjusted GPU”) as the adjusted gross profit for ecommerce, other and wholesale, each of which divided by the total number of ecommerce units sold in the period. Adjusted GPU is driven by ecommerce vehicle revenue, which generates additional revenue through attachment of our financing and protection products, and gross profit generated from wholesale vehicle sales. We present Adjusted GPU from our three revenues streams, as ecommerce Adjusted GPU, Wholesale Adjusted GPU and Other Adjusted GPU. We believe Adjusted GPU is a key measure of our growth and long-term profitability.

Q3 2021 LETTER TO SHAREHOLDERS 21 Adjusted EBITDA and Adjusted EBITDA Margin: We define Adjusted EBITDA as net loss adjusted to exclude stock-based compensation expense, depreciation and amortization, net interest income or expense, impact of warrant remeasurement, warrant milestone impact, and other cash and non-cash based income or expenses that we do not consider indicative of our core operating performance. Adjusted EBITDA Margin is defined as Adjusted EBITDA divided by revenue. We believe Adjusted EBITDA is useful to investors in evaluating our performance for the following reasons: ● Adjusted EBITDA is widely used by investors and securities analysts to measure a company’s performance without regard to items such as those we exclude in calculating this measure, which can vary substantially from company to company depending upon their financing, capital structures, and the method by which assets were acquired. ● Our management uses Adjusted EBITDA in conjunction with GAAP financial measures for planning purposes, including the preparation of our annual operating budget, as a measure of performance and the effectiveness of our business strategies, and in communications with our board of directors concerning our performance. ● Adjusted EBITDA provides a measure of consistency and comparability with our past performance that many investors find useful, facilitates period-to-period comparisons of operations, and also facilitates comparisons with other peer companies, many of which use similar non-GAAP financial measures to supplement their GAAP results. Although Adjusted EBITDA is frequently used by investors and securities analysts in their evaluations of companies, Adjusted EBITDA has limitations as an analytical tool, and should not be considered in isolation or as a substitute for analysis of our results of operations as reported under GAAP. These limitations include: ● Stock-based compensation is a non-cash charge and will remain an element of our long-term incentive compensation package, although we exclude it as an expense when evaluating our ongoing operating performance for a particular period. ● Depreciation and amortization are non-cash charges, and the assets being depreciated or amortized will often have to be replaced in the future, but Adjusted EBITDA does not reflect any cash requirements for these replacements. ● Change in fair value of financial instruments is a non-cash gain or loss. Liability-classified financial instruments represent potential future obligations to settle liabilities by issuing the Company’s common stock. Adjusted EBITDA does not reflect changes in the fair value of these obligations. ● Adjusted EBITDA does not reflect changes in our working capital needs, capital expenditures, or contractual commitments. ● Adjusted EBITDA does not reflect cash requirements for income taxes and the cash impact of interest and other income or expense. ● Other companies may calculate Adjusted EBITDA differently than we do, limiting its usefulness as a comparative measure. Our Adjusted EBITDA is influenced by fluctuations in our revenue and the timing and amounts of our investments in our operations. Adjusted EBITDA should not be considered as an alternative to net income (loss), income (loss) from operations, or any other measure of financial performance calculated and presented in accordance with GAAP.

Q3 2021 LETTER TO SHAREHOLDERS Cautionary Statement Regarding Forward Looking Statements This document includes “forward looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “forecast,” “intend,” “seek,” “target,” “anticipate,” “believe,” “expect,” “estimate,” “plan,” “outlook,” and “project” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. Such forward looking statements include estimated financial information. Such forward looking statements with respect to revenues, earnings, performance, strategies, prospects and other aspects of Shift’s business are based on current expectations that are subject to risks and uncertainties. A number of factors could cause actual results or outcomes to differ materially from those indicated by such forward looking statements. These factors include, but are not limited to: (1) Shift’s ability to sustain its current growth, which may be affected by, among other things, competition, Shift’s ability to grow and manage growth profitably, maintain relationships with customers and suppliers and retain its management and key employees; (2) changes in applicable laws or regulations; (3) the possibility that Shift may be adversely affected by other economic, business, and/or competitive factors; (4) the operational and financial outlook of Shift; (5) the ability for Shift to execute its growth strategy; (6) Shift’s ability to purchase sufficient quantities of vehicles at attractive prices; and (7) other risks and uncertainties indicated from time to time in other documents filed or to be filed with the SEC by Shift. You are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made. Shift undertakes no commitment to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required by law. 22

Q3 2021 LETTER TO SHAREHOLDERS CONTACT IR/MEDIA ir@shift.com /shiftcars /driveshift /company/shift-cars /driveshiftcars